UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 6, 2026 (October 30, 2026)

Karbon-X Corp.
(Exact Name of Registrant as Specified in its Charter)

Nevada	000-56002	82-2882342
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6575 West Loop South, Suite 500, Bellaire, TX	77401
(Address of Principal Executive Offices)	(Zip Code)

Registrant's Telephone Number, Including Area Code: (844) 462-3637

_____________________________________________________

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Chief Financial Officer

On October 30, 2026, the Company notified Adriana Ebell, the Company’s Chief Financial Officer, that her employment with Karbon-X Corp. (the “Company”) and Karbon-X USA Corp., a wholly owned subsidiary of the Company, would be terminated, and Ms. Ebell ceased to serve as Chief Financial Officer of the Company effective October 30, 2026.

Ms. Ebell was provided with a copy of the disclosures contained in this Report on Form 8-K, and has been given an opportunity to review and agree to such disclosures, and has not provided a response.

Appointment of Chief Financial Officer

On November 5, 2026, the Board of Directors of the Company (the “Board”) appointed Samuel Hamilton Nelson, currently the Company’s Chief Accounting Officer, as Chief Financial Officer of the Company, effective November 1, 2026 (the “Effective Date”). Mr. Nelson will serve as the Company’s principal financial officer and principal accounting officer.

Mr. Nelson, age 31, has served as the Company’s Chief Accounting Officer, SEC Reporting & ICFR, since February 2026. From November 2023 to February 2026, Mr. Nelson served as Chief Financial Officer of FCL Dental, a private equity-backed dental health maintenance organization regulated by the Texas Department of Insurance. From November 2017 to November 2023, Mr. Nelson served as Audit Supervisor at TPS Thayer, a public accounting firm in Houston, Texas.

There are no family relationships between Mr. Nelson and any director or executive officer of the Company, and there is no arrangement or understanding between Mr. Nelson and any other person pursuant to which he was appointed as an officer of the Company. Other than the compensatory arrangements described below, Mr. Nelson has no direct or indirect material interest in any transaction or proposed transaction required to be disclosed under Item 404(a) of Regulation S-K.

Independent Contractor Services Agreement

In connection with Mr. Nelson’s appointment, his employment with Karbon-X USA Corp. ended by mutual agreement, and the Company entered into an Independent Contractor Services Agreement, effective as of the Effective Date (the “Services Agreement”), with SHN Advisory LLC, a Texas limited liability company wholly owned by Mr. Nelson (the “Contractor”), together with a fee letter approved by the Board (the “Fee Letter”). Under the Services Agreement, the Contractor provides financial reporting, SEC reporting and internal control over financial reporting services to the Company and its subsidiaries, performed personally by Mr. Nelson, who holds the office of Chief Financial Officer in connection with those services. The material terms are as follows:

Term. The Services Agreement has an initial term of twelve months and renews automatically for successive twelve-month periods unless either party gives written notice of non-renewal at least thirty days before the end of the then-current term.

Fees. The Company pays the Contractor a monthly retainer of $22,393.51 ($268,722.08 per year), payable on the last business day of each month. The monthly retainer increases to $25,726.84 beginning the month after the Company first receives, after the Effective Date, aggregate new cash proceeds of at least $2,000,000 from equity, convertible securities or debt with a maturity of more than twelve months. The Board may review the fees from time to time and may, in its discretion, approve an additional fee in recognition of results delivered under the Services Agreement. No other fee, bonus or benefit is payable to the Contractor or to Mr. Nelson unless approved by the Board. No separate remuneration is payable to Mr. Nelson for holding the office of Chief Financial Officer.

Termination. Either party may terminate the Services Agreement without cause on thirty days’ written notice, and the Company may terminate it for material breach not cured within thirty days after notice, among other customary grounds. On termination, the Contractor is entitled to the fees accrued through the termination date, and Mr. Nelson is deemed to have resigned from all offices with the Company and its subsidiaries.

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Equity. Mr. Nelson’s existing option to purchase 440,000 shares of the Company’s common stock at an exercise price of $0.23 per share, granted on June 4, 2026 under the Company’s 2024 Directors, Officers, Employees and Consultants Stock Option Plan, continues to vest in accordance with its existing schedule. The Board determined that Mr. Nelson’s change in status from employee to non-employee service provider does not constitute a termination of service for purposes of the plan or the option.

Other terms. The Company will indemnify Mr. Nelson and advance expenses in connection with his service as an officer to the extent permitted by Nevada law and the Company’s governing documents, and will cover him under its directors’ and officers’ liability insurance. The fees and Mr. Nelson’s equity awards are subject to Section 304 of the Sarbanes-Oxley Act of 2002 and the Company’s clawback policy. The Services Agreement also contains customary confidentiality, intellectual property and twelve-month employee non-solicitation provisions.

The foregoing description of the Services Agreement and the Fee Letter does not purport to be complete and is qualified in its entirety by reference to the Services Agreement and the Fee Letter, copies of which are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

Exhibits

The following Exhibits are included herein:

Exhibit No.	Description
10.1	Independent Contractor Services Agreement between Karbon-X Corp. and SHN Advisory LLC, effective as of November 1, 2026†
10.2	Fee Letter between Karbon-X Corp. and SHN Advisory LLC, dated [●], 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL Document)

† Certain personally identifiable information has been omitted from this exhibit pursuant to Item 601(a)(6) of Regulation S-K.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Karbon-X Corp. (Registrant)

Dated: November 6, 2026	By:	/s/ Chad Clovis
Chief Executive Officer

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